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                       streetTRACKS(R) Index Shares Funds
                               One Franklin Street
                                Boston, MA 02111

State Street Bank and Trust Company
2 Avenue de Lafayette
Boston, Massachusetts 02111

Ladies and Gentlemen:

     Reference is made to the Custodian Agreement between us dated as of August 19, 2002, as amended (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of additional investment portfolio(s) of streetTRACKS(R) Index Shares Funds (the "Trust"):

          SPDR(R) S&P Asia Pacific ETF;
          SPDR(R) S&P Emerging Asia Pacific ETF;
          SPDR(R) S&P China ETF;
          SPDR(R) S&P Emerging Markets ETF;
          SPDR(R) S&P EPAC ETF;
          SPDR(R) S&P Europe ETF;
          SPDR(R) S&P Emerging Europe ETF;
          SPDR(R) S&P Emerging Latin America ETF;
          SPDR(R) S&P Emerging Middle East & Africa ETF;
          SPDR(R) S&P World (ex-US) ETF;
          SPDR(R) S&P World (ex-US) Small Cap ETF;
          streetTRACKS(R) DJ Wilshire International Real Estate ETF; streetTRACKS(R) Macquarie Global Infrastructure 100 ETF; streetTRACKS(R) MSCI ACWI (ex-US) ETF;
          streetTRACKS(R) Russell/Nomura PRIME(TM) Japan ETF; and streetTRACKS(R) Russell/Nomura Small Cap(TM) Japan ETF (the "New Funds").

     In accordance with the Additional Funds provision of Section 18 of the Agreement, we request that you render services as custodian with respect to the New Funds under the terms of the Agreement.

     Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records.

                                        Very truly yours,

                                        streetTRACKS(R) Index Shares Funds


                                        By: /s/ James Ross
                                            ------------------------------------
                                            James Ross, President


Accepted:

State Street Bank and Trust Company


By: /s/ Joseph L. Hooley
    ---------------------------------
    Joseph L. Hooley
    Executive Vice President

As of October 30, 2006